NEWS RELEASE

CONTACT:	6110 Executive Blvd., Suite 800
Sara Grootwassink	Rockville, Maryland 20852
Chief Financial Officer	Tel 301-984-9400
Direct Dial: 301-255-0820	Fax 301-984-9610
E-Mail: sgrootwassink@writ.com	www.writ.com

Newspaper Quote: WRIT

Page 1 of 5	FOR IMMEDIATE RELEASE	July 21, 2004

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES RESULTS FOR

THE THREE AND SIX MONTHS ENDED JUNE 30, 2004

Washington Real Estate Investment Trust (WRIT) reported the following results today:

	For the three months ended June 30,		For the six months ended June 30,
	2004	2003	2004	2003
Net Income Per Share – Diluted	$0.26	$0.29	$0.54	$0.57
Funds from Operations (“FFO”) Per Share - Diluted	$0.51	$0.50	$1.01	$0.99

•	Net Income per fully diluted share for the three months ended June 30, 2004 was $0.26, compared to $0.29 for the same period in 2003, a 10.3% decrease. Net Income per fully diluted share was $0.54 and $0.57 for the six months ended June 30, 2004 and 2003, respectively, a 5.3% decrease.

•	Funds from Operations (“FFO”) per fully diluted share, a non-GAAP financial measure, for the three months ended June 30, 2004 was $0.51, representing a 2.0% increase over FFO per fully diluted share of $0.50 for the three months ended June 30, 2003. FFO per fully diluted share for the six months ended June 30, 2004 was $1.01, representing a 2.0% increase over FFO per fully diluted share of $0.99 for the six months ended June 30, 2003.

A reconciliation of net income to funds from operations is provided on the attached income statement.

Edmund B. Cronin, Jr., Chairman, President and CEO, stated, “In the second quarter, we were pleased to announce our 34th consecutive year of dividend increases. Our diversified portfolio and regional focus allows WRIT to continue to increase cash flow available to shareholders despite the slower than expected improvement in the economy.”

Company Information

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington/Baltimore metropolitan region. WRIT owns a diversified portfolio of 67 properties consisting of 11 retail centers, 29 office properties, 18 industrial properties and 9 multifamily properties.

WRIT’s dividends have increased every year for 34 consecutive years. WRIT’s FFO per share has increased every year for 31 consecutive years. WRIT shares are publicly traded on the New York Stock Exchange (symbol: WRE).

Note: WRIT’s press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at 301-984-9400.

Certain statements in this press release and the supplemental disclosures attached hereto are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, fluctuations in interest rates, availability of raw materials and labor costs, levels of competition, the effect of government regulation, the availability of capital, weather conditions, the timing and pricing of lease transactions and changes in general and local economic and real estate market conditions.

FOR IMMEDIATE RELEASE

WASHINGTON REAL ESTATE INVESTMENT TRUST

FINANCIAL HIGHLIGHTS

(In thousands, except per share data)

		Three Months Ended June 30,		Six Months Ended June 30,
		2004	2003	2004	2003
OPERATING RESULTS
Revenue
Real estate rental revenue		$44,829	$39,481	$89,205	$78,442
Other income		115	132	180	240

		44,944	39,613	89,385	78,682

Expenses
Real estate expenses		(13,400)	(11,235)	(26,863)	(22,838)
Interest expense		(8,614)	(7,581)	(17,189)	(14,628)
Depreciation and amortization		(10,121)	(8,245)	(19,993)	(16,318)
General and administrative		(1,727)	(1,264)	(2,956)	(2,396)

		(33,862)	(28,325)	(67,001)	(56,180)

Net Income		11,082	11,288	22,384	22,502

Real estate depreciation and amortization		10,121	8,245	19,993	16,318

Funds from operations(1)		21,203	19,533	42,377	38,820

Accretive:
Tenant improvements(3)		(2,022)	(1,696)	(4,814)	(3,309)
Leasing commissions capitalized		(624)	(372)	(1,257)	(1,791)
Non-Accretive:
Recurring capital improvements		(2,357)	(1,519)	(3,785)	(2,384)
Straight line rents, net of reserve		(520)	(473)	(1,085)	(791)
Non real estate depreciation & amortization		426	453	874	929
Amortization of lease intangibles		(6)	—	(71)	—

Funds Available for Distribution(2)		$16,100	$15,926	$32,239	$31,474

Per Share Data
Net income	(Basic)	$0.27	$0.29	$0.54	$0.57
	(Diluted)	$0.26	$0.29	$0.54	$0.57
Funds from operations	(Basic)	$0.51	$0.50	$1.02	$0.99
	(Diluted)	$0.51	$0.50	$1.01	$0.99
Dividends paid		$0.3925	$0.3725	$0.7650	$0.7250
Weighted average shares outstanding		41,638	39,241	41,605	39,207
Fully diluted weighted average shares outstanding		41,838	39,452	41,831	39,387

(1)	Funds From Operations (“FFO”) – The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) from sales of property plus real estate depreciation and amortization. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminish predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.

(2)	Funds Available for Distribution (“FAD”) is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs, that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight line rents, then adding non-real estate depreciation and amortization. FAD is included herein, because we consider it to be a measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

(3)	Tenant improvements for the six months ended June 30, 2004 include payments to one tenant of $1.1 million in the first quarter of 2004 in connection with the tenant’s March 2003 renewal and expansion of its 48,775 square foot lease to 116,338 square feet for a term of 10 years.

FOR IMMEDIATE RELEASE

WASHINGTON REAL ESTATE INVESTMENT TRUST

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	June 30, 2004	December 31, 2003 (1)
Assets
Land	$212,993	$210,366
Building	864,101	842,501

Total real estate, at cost	$1,077,094	$1,052,867
Accumulated depreciation	(195,749)	(177,640)

Total investment in real estate, net	881,345	875,227
Cash and cash equivalents	8,336	5,486
Rents and other receivables, net of allowance for doubtful accounts of $2,772 and $2,674, respectively	20,983	18,397
Prepaid expenses and other assets	26,802	28,979

Total Assets	$937,466	$928,089

Liabilities
Accounts payable and other liabilities	$22,912	$19,068
Advance rents	5,363	5,322
Tenant security deposits	6,229	6,168
Mortgage notes payable	141,271	142,182
Line of credit payable	13,250	—
Notes payable	375,000	375,000

Total Liabilities	564,025	547,740

Minority interest	1,615	1,601

Shareholders’ Equity
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized: 41,769 and 41,607 shares issued and outstanding, respectively	418	416
Additional paid-in capital	400,713	396,462
Distributions in excess of net income	(25,840)	(16,272)
Less: Deferred compensation on restricted shares	(3,465)	(1,858)

Total Shareholders’ Equity	371,826	378,748

Total Liabilities and Shareholders’ Equity	$937,466	$928,089

(1)	Certain prior year amounts have been reclassified to conform to the current year presentation.

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

Occupancy Levels by Core Portfolio(1) and All Properties

	Core Portfolio		All Properties
	2nd QTR 2004	2nd QTR 2003	2nd QTR 2004	2nd QTR 2003
Sector
Multifamily *	90.4%	91.1%	90.4%	91.1%
Office Buildings	86.5%	89.6%	88.9%	89.6%
Retail Centers	94.6%	95.8%	94.6%	95.8%
Industrial/Flex Centers	92.3%	87.2%	92.6%	87.2%

Overall Portfolio	89.2%	90.4%	90.3%	90.5%

*	As of June 30, 2004, 3 units at The Ashby at McLean remained off the market for complete renovation.

(1)	Core portfolio properties include all properties that were owned for the entirety of the current and prior year reporting periods. For Q2 2004 and Q2 2003, core portfolio properties exclude 718 Jefferson Street, 1776 G Street, Prosperity Medical Center and 8880 Gorman Road.

2004 Acquisition Summary

	Acquisition Date	Square Feet	Occupied Sq. Ft. at Acquisition	Occupancy Percentage at Acquisition	June 30, 2004 Leased Percentage	Investment
8880 Gorman Road	3/10/04	140,700	140,700	100%	100%	$11,500,000

Subsequent Event

On July 21, 2004, WRIT closed on a new $50 million line of credit with Bank One, NA and Wells Fargo Bank, National Association. This facility replaces the previous $25 million line of credit with Bank One, NA.

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

Conference Call Information

WRIT will conduct a Conference/Webcast Call to discuss 2nd Quarter on Thursday, July 22, 2004 at 3:00 PM, Eastern Time. Conference call access information is as follows:

USA Toll Free Number:	1-888-271-8857
International Toll Number:	1-706-679-7697
Leader:	Sara Grootwassink
Passcode:	8676200

The instant replay of the Conference Call will be available until August 5, 2004 at 11:59 PM Eastern Time. Instant Replay access information is as follows:

USA Toll Free Number:	1-800-642-1687
International Toll Number:	1-706-645-9291
Passcode:	8676200

The live on-demand webcast of the Conference Call will also be available on WRIT’s website at www.writ.com. The on-line playback of the webcast will be available at www.writ.com for 30 days following the Conference Call.